UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2021

SPARTAN ACQUISITION CORP. II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39739	85-2599566
(State or incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 515-3200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SPRQ U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	SPRQ	The New York Stock Exchange
Warrants, exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SPRQ WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 19, 2021, John J. MacWilliams, advised the board of directors (the “Board”) of Spartan Acquisition Corp. II (the “Company”) that he would resign as a director and Chairman of the Board, effective immediately (the “Resignation”). The Resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practice. Mr. MacWilliams is resigning to accept a national security position in the Biden administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 20, 2021

SPARTAN ACQUISITION CORP. II

By:	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

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